Exhibit 99.1

ASCENT CAPITAL GROUP TO REPORT THIRD QUARTER RESULTS

NOVEMBER 8, 2012

Englewood, Colorado — October 31, 2012 — Ascent Capital Group, Inc. (“Ascent” or the “Company”) (NASDAQ: ASCMA) will issue a press release to report its results for the third quarter of 2012 after the market close on Thursday, November 8, 2012. The company will host a conference call that day at 5:00 p.m. ET in which management will provide an update on Ascent’s operations, including the financial performance of its wholly owned subsidiary, Monitronics International, Inc., and may discuss future opportunities.

Participating on the call will be Ascent’s Senior Vice President of Corporate Development, John Orr; Senior Vice President and Chief Financial Officer, Mike Meyers; and Executive Vice President, Mike Haislip. Messrs. Haislip and Meyers are also executive officers of Monitronics.

To access the call please dial (888) 462-5915 from the United States, or (760) 666-3831 from outside the U.S. The conference call I.D. number is 55326865. Participants should dial in 5 to 10 minutes before the scheduled time and must be on a touch-tone telephone to ask questions.

A replay of the call can be accessed through November 15, 2012 by dialing (800) 585-8367 from the U.S., or (404) 537-3406 from outside the U.S. The conference call I.D. number is 55326865.

The call will also be available as a live webcast which can be accessed at Ascent’s Investor Relations Website at http://ascentcapitalgroupinc.com/Investor-Relations.aspx.

About Ascent Capital Group, Inc.

Ascent is a holding company and owns 100 percent of its operating subsidiary, Monitronics, one of the nation’s largest, fastest-growing home security alarm monitoring companies, headquartered in Dallas, TX, and certain former subsidiaries of Ascent Media Group, LLC.

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Contact:

Erica Bartsch

Sloane & Company

(212) 446-1875

ebartsch@sloanepr.com